Exhibit 99.1

PROJECT BRYCE INVESTOR Q&A

1.	What was announced today?

Apple and AuthenTec have entered into a definitive merger agreement under which Apple will acquire AuthenTec for $8.00 per share. Certain information regarding the transaction can be found in the Form 8-K filed by AuthenTec with the Securities and Exchange Commission on July 27 and additional details will be provided in the proxy statement AuthenTec will file with the Securities and Exchange Commission.

2.	Why is Apple buying AuthenTec?

AuthenTec cannot comment on Apple’s intentions.

3.	As a shareholder of AuthenTec, what will I receive?

Each shareholder of AuthenTec will receive $8.00 for each share of AuthenTec stock that they own, which represents a 56.9% premium to AuthenTec’s closing share price on the day prior to the announcement of the acquisition.

4.	What will happen to AuthenTec’s existing businesses?

Apple will implement its plans for AuthenTec’s businesses after the transaction closes.

5.	What will happen to AuthenTec’s employees?

AuthenTec cannot speak to Apple’s intentions. In any event, we do not expect any public comment on future plans with respect to employees.

6.	When do you expect the acquisition to close?

The acquisition is subject to customary closing conditions, including regulatory approval and AuthenTec shareholder approval. Subject to satisfaction of those conditions, we expect the merger to close in the third calendar quarter of this year.

7.	Are there any closing conditions?

The deal includes customary closing conditions, including regulatory approval and AuthenTec shareholder approval. Please refer to the merger agreement attached as an exhibit to the Form 8-K filed by AuthenTec with the Securities and Exchange Commission on July 27.

8.	What regulatory approvals are needed?

The acquisition is subject to review under the Hart-Scott-Rodino Antitrust

Improvements Act and certain foreign antitrust laws. Additional details will be provided in the proxy statement AuthenTec will file with the Securities and Exchange Commission.

9.	What does this acquisition mean for existing AuthenTec customers?

AuthenTec’s current customers are encouraged to reach out to their sales representative at AuthenTec. We cannot comment on Apple’s future plans for AuthenTec’s business.

10.	Did AuthenTec hire an investment banker? If so who?

AuthenTec engaged Piper Jaffray & Company.

11.	Will management be hired by Apple?

AuthenTec cannot speak to Apple’s intentions. In any event, we do not expect any public comment on future plans with respect to employees.

Additional Information and Where to Find It

In connection with the proposed Merger, AuthenTec, Inc. (the “Company”) will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, Florida 32901, Attention: Corporate Secretary, or from the Company’s website, http://www.authentec.com.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 9, 2012 and subsequently amended on April 25, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.